Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2026 (October 8, 2026, as to the effects of the reverse stock split as described in Note 11) relating to the financial statements of Iambic Therapeutics, Inc., and subsidiaries, appearing in the Registration Statement No. 333-299057 on Form S-1 of Iambic Therapeutics, Inc.

/s/ Deloitte & Touche LLP

San Diego, California

October 14, 2026